EXHIBIT 3.4


                             Form 19
                           __________
                          (SECTION 348)
                                               CERTIFICATE OF
                                               INCORPORATION NO.
                                               554056
                           ___________
                           COMPANY ACT
                           ___________
                        SPECIAL RESOLUTION

       THE FOLLOWING SPECIAL RESOLUTION* WAS PASSED BY THE
           UNDERMENTIONED COMPANY ON THE DATE STATED:


NAME OF COMPANY:     LIONS GATE ENTERTAINMENT CORP.

DATE RESOLUTION PASSED:    SEPTEMBER 26, 2000.

RESOLUTION: +

     "RESOLVED, as a special resolution, that the articles of the Company be amended by deleting therefrom Article 12.1 in its entirety and by adding thereto a new Article 12.1 as follows:

     12.1 The number of Directors, including additional
          Directors, shall not be less than five nor more than fifteen, and within those limits the number of Directors may be fixed from time to time by the Directors."


CERTIFIED A TRUE COPY THE 26TH DAY OF SEPTEMBER, 2000.

                              HEENAN BLAIKIE
                              BY:
                                   "RICHARD RAINEY"
                              -----------------------------
                              SOLICITORS FOR THE COMPANY

*  SEE SECTION 1(1) FOR DEFINITION OF "SPECIAL RESOLUTION".
+  INSERT TEXT OR SPECIAL RESOLUTION.

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